Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Strong Second-Quarter Results

Second-Quarter Highlights

•
Total Client Assets of $301.6 billion
•
Long-term gross flows of $15.4 billion
•
Long-term net flows of ($660) million
•
GAAP operating margin of 26.8%
•
GAAP net income per diluted share of $0.68
•
Adjusted EBITDA margin of 50.8%
•
Adjusted net income with tax benefit per diluted share of $1.57
•
Board authorizes increased share repurchase authorization to $500 million
•
Board authorizes regular quarterly cash dividend of $0.49

San Antonio, Texas, August 7, 2025 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the quarter ended June 30, 2025.

“The second quarter marked a key milestone with the successful closing of our strategic partnership with Amundi and the acquisition of Pioneer Investments, our newest Investment Franchise” said David Brown, Chairman and Chief Executive Officer. “Integration activities are progressing as planned, and by the end of June, we had achieved approximately $70 million of the expected $110 million in net expense synergies.

“Our business performance was also strong in the quarter. Gross sales increased to $15.4 billion and our long-term net flows continued to improve for the third consecutive quarter. Long-term net outflows were just 23 basis points of AUM or less than 1% on an annualized basis. Our expanded intermediary sales team continues to ramp up, and we are investing in our non-US sales efforts as well.

“Firmwide investment performance remains strong. Through the end of June, the percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 58%, 67%, and 73%. In addition, 64% of our AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“Our financial condition continues to strengthen, and the Board increased our current share repurchase authorization to $500 million. During the quarter, we repurchased 439,000 shares and, together with cash dividends, returned approximately $71 million of capital to shareholders. At quarter end, our net debt to leverage ratio improved to 1.2x marking our lowest level since becoming a public company.

“As always, we continue to focus on serving our clients, which is our top priority.”

Total Client Assets includes Total AUM and Other Assets. Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents total AUM and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, total AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Assets Under Management[1]
Ending	$298,563	$167,468	$168,681	$298,563	$168,681
Average	284,977	173,789	167,484	229,383	165,508

AUM Long-term Flows[2]
Long-term Gross	$15,423	$9,309	$5,813	$24,732	$12,764
Long-term Net	(660)	(1,205)	(1,701)	(1,865)	(2,729)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$308	$177	$255	$485	$491
Money Market / Short-term Net	(144)	(44)	(43)	(188)	(142)

AUM Total Flows
Total Gross	$15,731	$9,486	$6,067	$25,217	$13,255
Total Net	(804)	(1,249)	(1,744)	(2,053)	(2,871)

Consolidated Financial Results (GAAP)
Revenue	$351.2	$219.6	$219.6	$570.8	$435.5
AUM revenue realization (in bps)	49.4	51.2	52.6	50.1	52.8
Operating expenses	257.0	126.7	109.0	383.7	240.1
Income from operations	94.2	92.9	110.6	187.1	195.4
Operating margin	26.8%	42.3%	50.4%	32.8%	44.9%
Net income	58.7	62.0	74.3	120.7	129.9
Earnings per diluted share	$0.68	$0.96	$1.12	$1.59	$1.97
Cash flow from operations	(6.6)	81.1	79.7	74.5	148.4

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$178.5	$116.4	$116.5	$294.9	$228.9
Adjusted EBITDA margin	50.8%	53.0%	53.0%	51.7%	52.6%
Adjusted net income	122.5	78.0	76.5	200.5	149.1
Tax benefit of goodwill and acquired intangible assets	10.3	10.1	10.1	20.4	19.9
Adjusted net income with tax benefit	132.8	88.1	86.6	220.9	169.0
Adjusted net income with tax benefit per diluted share[4]	$1.57	$1.36	$1.31	$2.96	$2.56

1 Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

4The Company includes participating securities in its computation of adjusted earnings per diluted share, including 19.7 million shares of Series A Non-Voting Convertible Preferred Stock.

AUM, Flows and Investment Performance

At June 30, 2025, Victory Capital had total client assets of $301.6 billion, assets under management of $298.6 billion, and other assets of $3.0 billion. Total AUM increased by $131.1 billion to $298.6 billion at June 30, 2025, compared with $167.5 billion at March 31, 2025. The increase was primarily due to AUM acquired from Amundi US totaling $114.6 billion and positive market action of $20.2 billion offsets by net outflows of $0.8 billion.

As of June 30, 2025, Victory Capital offered 196 investment strategies through its multiple autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of June 30, 2025.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
56%	58%	67%	73%

Second Quarter 2025 Compared with First Quarter 2025

On April 1, 2025, the Company completed the acquisition of Amundi US and reintroduced the brand Pioneer Investments ("Pioneer" or "Pioneer Investments") for the acquired business and investment products. Sequential results reflect the acquisition. The acquisition positively impacted our financial results for the three months ended June 30, 2025 when compared to the three months ended March 31, 2025. Revenue increased 59.9% to $351.2 million in the second quarter, compared with $219.6 million in the first quarter, primarily due to higher average AUM over the comparable period.

GAAP operating margin contracted 1,550 basis points in the second quarter to 26.8%, down from 42.3% in the first quarter, due to higher variable operating expenses as a result of the higher average AUM, a $17.0 million increase in acquisition-related costs and a $12.8 million increase in restructuring and integration costs related to the acquisition of Amundi US. Second quarter GAAP net income decreased 5.2% to $58.7 million, down from $62.0 million in the prior quarter.

Adjusted net income with tax benefit increased 50.7% to $132.8 million, or $1.57 per diluted share, in the second quarter, up from $88.1 million, or $1.36 per diluted share, in the first quarter. Adjusted EBITDA increased $62.1 million to $178.5 million in the second quarter compared to $116.4 million in the first quarter. Adjusted EBITDA margin contracted 220 basis points in the second quarter of 2025 to 50.8% compared with 53.0% in the prior quarter.

Second Quarter 2025 Compared with Second Quarter 2024

Year-over-year results reflect the acquisition of Amundi US, which closed on April 1, 2025. The acquisition positively impacted our financial results for the three months ended June 30, 2025 when compared to the three months ended June 30, 2024. Revenue for the three months ended June 30, 2025, increased 59.9% to $351.2 million, compared with $219.6 million in the same quarter of 2024 as a result of higher average AUM over the comparable period.

Operating expenses were $257.0 million compared with $109.0 million in last year’s second quarter reflecting variable operating expenses that rose as a result of the higher average AUM and expanded business and higher acquisition-related costs and restructuring and integration costs related to the acquisition of Amundi US. GAAP operating margin contracted 2,360 basis points to 26.8% in the second quarter, from 50.4% in the same quarter of 2024. GAAP net income decreased 21% to $58.7 million in the second quarter compared with $74.3 million in the same quarter of 2024.

Adjusted net income with tax benefit increased 53.3% to $132.8 million, or $1.57 per diluted share, in the second quarter, compared with $86.6 million, or $1.31 per diluted share in the same quarter last year. Adjusted EBITDA increased 53.2% to $178.5 million, compared with $116.5 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin contracted 220 basis points to 50.8% in the second quarter of 2025, compared with 53.0% in the same quarter last year.

Six Months Ended June 30, 2025 Compared with Six Months Ended June 30, 2024

Year-over-year results reflect the acquisition of Amundi US, which closed on April 1, 2025. The acquisition positively impacted our financial results for the six months ended June 30, 2025 when compared to the six months ended June 30, 2024. Revenue for the six months ended June 30, 2025, increased 31.1% to $570.8 million, compared with $435.5 million in the same period of 2024 as a result of higher average AUM over the comparable period.

GAAP operating margin contracted 1210 basis points, in the six months ended June 30, 2025 to 32.8%, down from 44.9% in the same period of 2024, due to higher variable operating expenses as a result of the higher average AUM, a $30.5 million increase in acquisition-related costs and a $14.6 million increase in restructuring and integration costs related to the acquisition of Amundi US. Six months ended June 30, 2025 GAAP net income decreased 7.1% to $120.7 million, down from $129.9 million in the prior period.

Adjusted net income with tax benefit increased 30.7% to $220.9 million, or $2.96 per diluted share, in the six months ended June 30, 2025, compared with $169.0 million, or $2.56 per diluted share in the same period last year. Adjusted EBITDA increased 28.9% to $294.9 million, compared with $228.9 million in the same period of last year. Year-over-year, adjusted EBITDA margin contracted 90 basis points to 51.7% in the first half of 2025, compared with 52.6% in the same first half of last year.

Balance Sheet / Capital Management

The total debt outstanding as of June 30, 2025 was approximately $972 million and consisted of an existing term loan balance of $625 million and the 2021 Incremental Term Loans balance of $347 million.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.49 per share. The dividend is payable on September 25, 2025, to shareholders of record on September 10, 2025.

The Company’s Board of Directors authorized an increase in the 2025 Share Repurchase Program from $200.0 million to up to $500.0 million and extended the authorization of the 2025 Share Repurchase Program from December 31, 2026 through December 31, 2027.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, August 8, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (800) 715-9871 (domestic) or (646) 307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $302 billion in total client assets, as of June 30, 2025. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.comor follow us on Facebook, Twitter (X), and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital’s future business and financial performance. Such forward looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital's control and could cause Victory Capital's actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the conflicts in Ukraine and Israel, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks associated with expected benefits of the Amundi US transaction and the related impact on the Company’s business; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the

Securities and Exchange Commission (the “SEC”) on February 28, 2025, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Revenue
Investment management fees	$282,306	$173,301	$173,163	$455,607	$342,948
Fund administration and distribution fees	68,906	46,301	46,458	115,207	92,530
Total revenue	351,212	219,602	219,621	570,814	435,478

Expenses
Personnel compensation and benefits	108,918	56,136	55,660	165,054	115,114
Distribution and other asset-based expenses	62,039	35,477	36,474	97,516	72,737
General and administrative	23,381	14,328	14,385	37,709	28,397
Depreciation and amortization	21,794	7,432	7,551	29,226	15,152
Change in value of consideration payable for acquisition of business	1,092	3,406	(8,200)	4,498	4,000
Acquisition-related costs	25,780	8,750	3,049	34,530	4,075
Restructuring and integration costs	13,994	1,165	105	15,159	597
Total operating expenses	256,998	126,694	109,024	383,692	240,072

Income from operations	94,214	92,908	110,597	187,122	195,406
Operating margin	26.8%	42.3%	50.4%	32.8%	44.9%

Other income (expense)
Interest income and other income (expense)	6,006	704	1,557	6,710	5,122
Interest expense and other financing costs	(13,234)	(13,211)	(16,279)	(26,445)	(32,765)
Gain (loss) on debt extinguishment	—	—	(100)	—	(100)
Total other expense, net	(7,228)	(12,507)	(14,822)	(19,735)	(27,743)

Income before income taxes	86,986	80,401	95,775	167,387	167,663

Income tax expense	(28,252)	(18,426)	(21,524)	(46,678)	(37,721)

Net income	$58,734	$61,975	$74,251	$120,709	$129,942
Preferred stock dividends	(9,673)	—	—	(9,673)	—
Income attributable to Preferred stockholders	(2,985)	—	—	(5,334)	—
Net income attributable to common shareholders	$46,076	$61,975	$74,251	$105,702	$129,942

Earnings per share of common stock
Basic	$0.69	$0.97	$1.15	$1.61	$2.01
Diluted	0.68	0.96	1.12	1.59	1.97

Weighted average number of shares outstanding
Basic	67,239	63,711	64,734	65,484	64,561
Diluted	67,980	64,714	66,075	66,358	66,025

Dividends declared per share	$0.49	$0.47	$0.37	$0.96	$0.705

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Net income (GAAP)	$58,734	$61,975	$74,251	$120,709	$129,942
Income tax expense	(28,252)	(18,426)	(21,524)	(46,678)	(37,721)
Income before income taxes	$86,986	$80,401	$95,775	$167,387	$167,663
Interest expense	12,200	12,521	15,468	24,721	31,179
Depreciation	3,236	2,168	2,252	5,404	4,521
Other business taxes	693	922	414	1,615	783
Amortization of acquisition-related intangible assets	18,558	5,264	5,299	23,822	10,631
Stock-based compensation	2,107	1,053	940	3,160	2,267
Acquisition, restructuring and exit costs	53,990	13,321	(4,520)	67,311	10,185
Debt issuance costs	755	749	874	1,504	1,629
Adjusted EBITDA	$178,525	$116,399	$116,502	$294,924	$228,858
Adjusted EBITDA margin	50.8%	53.0%	53.0%	51.7%	52.6%

Net income (GAAP)	$58,734	$61,975	$74,251	$120,709	$129,942
Adjustment to reflect the operating performance of the Company
Other business taxes	693	922	414	1,615	783
Amortization of acquisition-related intangible assets	18,558	5,264	5,299	23,822	10,631
Stock-based compensation	2,107	1,053	940	3,160	2,267
Acquisition, restructuring and exit costs	53,990	13,321	(4,520)	67,311	10,185
Debt issuance costs	755	749	874	1,504	1,629
Tax effect of above adjustments	(12,330)	(5,327)	(753)	(17,657)	(6,374)
Adjusted net income	$122,507	$77,957	$76,505	$200,464	$149,063
Adjusted net income per diluted share	$1.45	$1.20	$1.16	$2.68	$2.26

Tax benefit of goodwill and acquired intangible assets	$10,255	$10,141	$10,141	$20,396	$19,889
Tax benefit of goodwill and acquired intangible assets per diluted share[2]	$0.12	$0.16	$0.15	$0.28	$0.30

Adjusted net income with tax benefit	$132,762	$88,098	$86,646	$220,860	$168,952
Adjusted net income with tax benefit per diluted share	$1.57	$1.36	$1.31	$2.96	$2.56

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2The Company includes participating securities in its computation of adjusted earnings per diluted share, including 19.7 million shares of Series A Non-Voting Convertible Preferred Stock.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$107,870	$126,731
Receivables	205,240	100,667
Prepaid expenses	12,242	8,634
Investments, at fair value	95,788	35,213
Property and equipment, net	28,038	11,874
Goodwill	1,232,800	981,805
Other intangible assets, net	2,515,005	1,260,614
Other assets	52,464	22,053
Total assets	$4,249,447	$2,547,591

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$83,907	$57,951
Accrued compensation and benefits	72,980	51,648
Consideration payable for acquisition of business	80,659	139,894
Deferred tax liability, net	466,247	157,120
Other liabilities	114,855	55,479
Long-term debt, net[1]	965,674	963,862
Total liabilities	1,784,322	1,425,954

Stockholders' equity
Common stock, $0.01 par value per share: 2025 - 600,000,000 shares authorized, 87,749,009 shares issued and 66,925,722 shares outstanding; 2024 - 600,000,000 shares authorized, 83,947,949 shares issued and 63,653,212 shares outstanding	877	839
Preferred stock, $0.01 par value per share: 2025 - 100,000,000 shares authorized, 19,742,300 shares issued and outstanding; 2024 - 100,000,000 shares authorized, no shares issued and outstanding	197	—
Additional paid-in capital	2,086,837	752,371
Treasury stock, at cost: 2024 - 18,645,658 shares; 2023 - 18,149,591 shares	(607,244)	(574,856)
Accumulated other comprehensive income	12,779	18,683
Retained earnings	971,679	924,600
Total stockholders' equity	2,465,125	1,121,637
Total liabilities and stockholders' equity	$4,249,447	$2,547,591

1 Balances at June 30, 2025 and December 31, 2024 are shown net of unamortized loan discount and debt issuance costs in the amount of $6.5 million and $8.3 million, respectively. The gross amount of debt outstanding was $972.2 million at both June 30, 2025 and December 31, 2024.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Beginning AUM	$167,468	$171,930	$170,342
Beginning other assets[1]	3,967	4,165	5,117
Beginning total client assets	171,435	176,096	175,459

AUM net cash flows	(804)	(1,249)	(1,744)
Other assets net cash flows	(1,170)	(277)	18
Total client assets net cash flows	(1,973)	(1,526)	(1,727)

AUM market appreciation (depreciation)	20,247	(3,172)	83
Other assets market appreciation (depreciation)	253	78	(40)
Total client assets market appreciation (depreciation)	20,500	(3,094)	43

AUM realizations and distributions	(3)	(21)	—
Acquired & divested assets / Net transfers[4]	111,654	(20)	(1)

Ending AUM	298,563	167,468	168,681
Ending other assets	3,050	3,967	5,094
Ending total client assets	301,613	171,435	173,775
Average total client assets[2]	288,568	177,849	172,392

	For the Six Months Ended
	June 30,	June 30,
	2025	2024
Beginning AUM	$171,930	$161,322
Beginning other assets[1]	4,165	5,289
Beginning total client assets	176,096	166,611

AUM net cash flows	(2,053)	(2,871)
Other assets net cash flows	(1,446)	(506)
Total client assets net cash flows	(3,499)	(3,377)

AUM market appreciation (depreciation)	17,075	10,261
Other assets market appreciation (depreciation)	331	311
Total client assets market appreciation (depreciation)	17,406	10,572

AUM realizations and distributions	(24)	—
Acquired & divested assets / Net transfers[4]	111,634	(31)

Ending AUM	298,563	168,681
Ending other assets	3,050	5,094
Ending total client assets	301,613	173,775
Average total client assets[3]	233,209	170,629

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending June 30, 2025, March 31, 2025 and June 30, 2024 total assets under management revenue realization was 49.4 basis points, 51.2 basis points and 52.6 basis points, respectively.

3For the six-month periods ending June 30, 2025 and 2024 total assets under management revenue realization was 50.1 basis points and 52.8 basis points, respectively.

4Includes the impact of Pioneer Investments as of April 1, 2025, increasing our AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	June 30,	March 31,	June 30,
	2025	2025	2024
Beginning assets under management	$167,468	$171,930	$170,342
Gross client cash inflows	15,731	9,486	6,067
Gross client cash outflows	(16,534)	(10,736)	(7,812)
Net client cash flows	(804)	(1,249)	(1,744)
Market appreciation (depreciation)	20,247	(3,172)	83
Realizations and distributions	(3)	(21)	—
Acquired & divested assets / Net Transfers[2]	111,654	(20)	(1)
Ending assets under management	298,563	167,468	168,681
Average assets under management	284,977	173,789	167,484

	For the Six Months Ended
	June 30,	June 30,
	2025	2024
Beginning assets under management	$171,930	$161,322
Gross client cash inflows	25,217	13,255
Gross client cash outflows	(27,270)	(16,126)
Net client cash flows	(2,053)	(2,871)
Market appreciation (depreciation)	17,075	10,261
Realizations and distributions	(24)	—
Acquired assets / Net transfers[2]	111,634	(31)
Ending assets under management	298,563	168,681
Average assets under management	229,383	165,508

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	June 30,	March 31,	June 30,
	2025	2025	2024
Beginning other assets (institutional)	$3,967	$4,165	$5,117
Gross client cash inflows	—	—	467
Gross client cash outflows	(1,170)	(277)	(449)
Net client cash flows	(1,170)	(277)	18
Market appreciation (depreciation)	253	78	(40)
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	3,050	3,967	5,094
Average other assets (institutional)[2]	3,591	4,060	4,909

	For the Six Months Ended
	June 30,	June 30,
	2025	2024
Beginning other assets (institutional)	$4,165	$5,289
Gross client cash inflows	—	467
Gross client cash outflows	(1,446)	(973)
Net client cash flows	(1,446)	(506)
Market appreciation (depreciation)	331	311
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	3,050	5,094
Average other assets (institutional)[3]	3,826	5,120

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending June 30, 2025, March 31, 2025 and June 30, 2024 total other assets (institutional) revenue realization was 3.1 basis points, 3.4 basis points and 3.4 basis points, respectively.

3For the six-month periods ending June 30, 2025 and 2024 total other assets (institutional) revenue realization was 3.2 basis points and 3.5 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
June 30, 2025
Beginning assets under management	$28,964	$13,182	$24,157	$13,104	$18,334	$63,378	$2,945	$164,064	$3,404	$167,468
Gross client cash inflows	850	457	6,014	2,266	1,520	4,093	222	15,423	308	15,731
Gross client cash outflows	(1,597)	(740)	(6,012)	(3,385)	(1,373)	(2,742)	(233)	(16,083)	(451)	(16,534)
Net client cash flows	(748)	(284)	2	(1,118)	147	1,351	(11)	(660)	(144)	(804)
Market appreciation (depreciation)	1,233	385	1,172	7,482	3,263	6,620	55	20,210	37	20,247
Realizations and distributions	—	—	—	—	—	—	(3)	(3)	—	(3)
Acquired assets / Net transfers[2]	2,194	(143)	54,420	42,376	3,833	8,639	—	111,318	335	111,654
Ending assets under management	$31,643	$13,140	$79,752	$61,844	$25,576	$79,988	$2,986	$294,930	$3,633	$298,563

March 31, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	1,098	445	928	82	2,137	4,363	256	9,309	177	9,486
Gross client cash outflows	(1,733)	(847)	(1,545)	(469)	(3,251)	(2,318)	(351)	(10,514)	(222)	(10,736)
Net client cash flows	(635)	(402)	(617)	(386)	(1,114)	2,045	(96)	(1,205)	(44)	(1,249)
Market appreciation (depreciation)	(979)	(1,194)	328	(630)	396	(1,202)	79	(3,202)	30	(3,172)
Realizations and distributions	—	—	—	—	—	—	(21)	(21)	—	(21)
Acquired assets / Net transfers	(6)	(7)	44	(27)	(44)	(57)	2	(94)	75	(20)
Ending assets under management	$28,964	$13,182	$24,157	$13,104	$18,334	$63,378	$2,945	$164,064	$3,404	$167,468

June 30, 2024
Beginning assets under management	$32,918	$16,297	$24,481	$13,895	$18,200	$57,833	$3,465	$167,089	$3,253	$170,342
Gross client cash inflows	1,007	559	1,283	67	558	2,035	303	5,813	255	6,067
Gross client cash outflows	(1,659)	(778)	(1,508)	(309)	(635)	(2,184)	(442)	(7,514)	(298)	(7,812)
Net client cash flows	(652)	(218)	(225)	(241)	(77)	(150)	(139)	(1,701)	(43)	(1,744)
Market appreciation (depreciation)	(1,247)	(893)	116	350	367	1,273	58	24	60	83
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(4)	(4)	26	(21)	(32)	(21)	6	(50)	50	(1)
Ending assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management by Asset Class

(unaudited; in millions)

For the Six Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
June 30, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	1,947	902	6,943	2,349	3,656	8,456	478	24,732	485	25,217
Gross client cash outflows	(3,331)	(1,587)	(7,557)	(3,854)	(4,623)	(5,060)	(585)	(26,597)	(673)	(27,270)
Net client cash flows	(1,383)	(685)	(614)	(1,505)	(967)	3,396	(107)	(1,865)	(188)	(2,053)
Market appreciation (depreciation)	254	(809)	1,500	6,852	3,659	5,417	134	17,008	67	17,075
Realizations and distributions	—	—	—	—	—	—	(24)	(24)	—	(24)
Acquired assets / Net transfers[2]	2,188	(150)	54,464	42,349	3,789	8,582	2	111,224	410	111,634
Ending assets under management	$31,643	$13,140	$79,752	$61,844	$25,576	$79,988	$2,986	$294,930	$3,633	$298,563

June 30, 20244
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	2,378	1,066	2,581	136	1,648	4,200	755	12,764	491	13,255
Gross client cash outflows	(3,504)	(1,703)	(2,874)	(641)	(1,386)	(4,595)	(791)	(15,493)	(632)	(16,126)
Net client cash flows	(1,126)	(637)	(294)	(505)	262	(394)	(36)	(2,729)	(142)	(2,871)
Market appreciation (depreciation)	1,548	(92)	292	1,905	1,501	5,022	(17)	10,159	102	10,261
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers	(11)	(49)	44	(51)	(76)	12	11	(119)	88	(31)
Ending assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Region

(unaudited; in millions)

	As of June 30,
	2025		2024
(in millions)	Amount	% of total	Amount	% of total
U.S.	$250,035	84%	$163,146	97%
Non-U.S.	48,528	16%	5,535	3%
Total AUM1&2	$298,563	100%	$168,681	100%

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
June 30, 2025
Beginning assets under management	$108,392	$10,253	$48,823	$167,468
Gross client cash inflows	6,935	1,568	7,227	15,731
Gross client cash outflows	(9,716)	(264)	(6,554)	(16,534)
Net client cash flows	(2,781)	1,305	672	(804)
Market appreciation (depreciation)	11,465	319	8,463	20,247
Realizations and distributions	—	—	(3)	(3)
Acquired assets / Net transfers[5]	50,897	97	60,660	111,654
Ending assets under management	$167,973	$11,975	$118,615	$298,563

March 31, 2024
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	3,323	3,061	3,102	9,486
Gross client cash outflows	(6,328)	(251)	(4,156)	(10,736)
Net client cash flows	(3,006)	2,810	(1,053)	(1,249)
Market appreciation (depreciation)	(2,243)	(50)	(880)	(3,172)
Realizations and distributions	—	—	(21)	(21)
Acquired assets / Net transfers	(5)	(15)	—	(20)
Ending assets under management	$108,392	$10,253	$48,823	$167,468

June 30, 2023
Beginning assets under management	$113,897	$5,229	$51,217	$170,342
Gross client cash inflows	3,553	480	2,034	6,067
Gross client cash outflows	(5,061)	(178)	(2,573)	(7,812)
Net client cash flows	(1,508)	302	(539)	(1,744)
Market appreciation (depreciation)	385	(91)	(211)	83
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(190)	—	190	(1)
Ending assets under management	$112,584	$5,440	$50,657	$168,681

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5Includes impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Six Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
June 30, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	10,258	4,630	10,329	25,217
Gross client cash outflows	(16,044)	(515)	(10,710)	(27,270)
Net client cash flows	(5,786)	4,115	(381)	(2,053)
Market appreciation (depreciation)	9,222	270	7,583	17,075
Realizations and distributions	—	—	(24)	(24)
Acquired assets / Net transfers[5]	50,892	82	60,660	111,634
Ending assets under management	$167,973	$11,975	$118,615	$298,563

June 30, 2023
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	7,856	930	4,468	13,255
Gross client cash outflows	(11,017)	(627)	(4,482)	(16,126)
Net client cash flows	(3,161)	304	(14)	(2,871)
Market appreciation (depreciation)	7,181	124	2,956	10,261
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers	(238)	43	164	(31)
Ending assets under management	$112,584	$5,440	$50,657	$168,681

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5Includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.